Exhibit 23.4

CONSENT OF DATA & CONSULTING SERVICES,

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Data & Consulting Services, Division of Schlumberger Technology Corporation, hereby consents to the incorporation by reference in this Registration Statement on Form S-1 of Chesapeake Granite Wash Trust and Form S-3 of Chesapeake Energy Corporation to be filed on or about 5 July, 2011, of all references to our firm and information from our reserves report dated 1 February 2011, entitled “Reserve and Economic Evaluation of Proved Reserves of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2010,” included in or made a part of Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

DATA & CONSULTING SERVICES, DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II, P.G.
Charles M. Boyer II, P.G.
Advisor Unconventional Reservoirs

Pittsburgh, Pennsylvania

5 July, 2011